As filed with the Securities and Exchange Commission on September 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Stardust Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	3330	99-3863616
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Stardust Power Inc. 2024 Equity Incentive Plan

(Full titles of the plans)

15 E. Putnam Ave, Suite 378

Greenwich, CT 08630

Telephone: (800) 742-3095

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Udaychandra Devasper

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

6608 N. Western Ave, Suite 466

Nichols Hills, OK 73116

Telephone: (800) 742-3095

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer, P.C.

Peter Seligson, P.C.

Kirkland & Ellis LLP

609 Main St

Houston, Texas 77002

Tel: (713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Stardust Power Inc. (the “Registrant,” which prior to the July 8, 2024 consummation of the business combination was named Global Partner Acquisition Corp II) with the Commission, are incorporated by reference into this Registration Statement:

(i)	The final prospectus, dated August 9, 2024, filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on August 9, 2024, relating to the Registration Statement on Form S-1, as amended (File No. 333-281160), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(ii)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-39875) for the quarters ended March 31, 2024 and June 30, 2024, filed with the Commission on May 15, 2024 and August 14, 2024, respectively;

(iii)	The Registrant’s Annual Report on Form 10-K (File No. 001-39875) for the fiscal year ended December 31, 2023, filed with the Commission on March 19, 2024, along with Amendment No. 1 thereto on Form 10-K/A filed with the Commission on April 22, 2024;

(iv)	The Registrant’s Current Reports on Form 8-K (File No. 001-39875) (other than information furnished rather than filed), and any amendments thereto on Form 8-K/A, filed with the Commission on January 16, 2024, January 17, 2024, January 24, 2024, February 5, 2024, February 13, 2024, April 8, 2024, April 24, 2024, June 14, 2024, June 18, 2024, June 21, 2024, June 28, 2024, July 12, 2024, August 8, 2024, and August 14, 2024 and in each case, if applicable, excluding any information filed under Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K; and

(v)	The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on January 11, 2021 (File No. 001-39875) under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded, or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes, or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporate Law, as the same exists or may hereafter be amended (the “DGCL”). Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The Registrant’s certificate of incorporation (the “Charter”) and its bylaws (the “Bylaws”) provide that the Registrant shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was our director or executive officer (as defined in the Bylaws) or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director or executive officer at our request.

The Charter and Bylaws eliminate the liability of directors and officers to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except for liabilities arising (i) from any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) from any transaction from which the director derived an improper personal benefit, or (iv) with respect to a director, under Section 174 of the DGCL, and with respect to an officer, from any action by or in the right of the corporation.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

Furthermore, on July 8, 2024, the Registrant entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require the Registrant to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of its directors or executive officers.

In addition, the Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.1 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on July 8, 2024).
4.2	Bylaws of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.2 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on July 8, 2024).
5.1*	Opinion of Kirkland & Ellis LLP dated as of September 17, 2024.
23.1*	Consent of KNAV CPA LLP, independent registered public accounting firm (with respect to Stardust Power Inc.’s consolidated financial statements).
23.2*	Consent of WithumSmith+Brown, PC., independent registered public accounting firm (with respect to Global Partner Acquisition Corp II’s consolidated financial statements).
23.3*	Consent of Kirkland & Ellis LLP (filed as part of Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page of this registration statement on Form S-8).
99.1	Stardust Power Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on July 8, 2024).
107*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nichols Hills, State of Oklahoma on the 17 day of September, 2024.

STARDUST POWER INC.

By:	/s/ Udaychandra Devasper
Name:	Udaychandra Devasper
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roshan Pujari and Udaychandra Devasper, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act), including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Roshan Pujari	Chief Executive Officer and Director	September 17, 2024
Roshan Pujari

/s/ Udaychandra Devasper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 17, 2024
Udaychandra Devasper

/s/ Sudhindra Kankanwadi	Director	September 17, 2024
Sudhindra Kankanwadi

/s/Charlotte Nangolo	Director	September 17, 2024
Charlotte Nangolo

/s/ Michael Earl Cornett Sr.	Director	September 17, 2024
Michael Earl Cornett Sr.

/s/ Chandra R. Patel	Director	September 17, 2024
Chandra R. Patel

/s/ Anupam Agarwal	Director	September 17, 2024
Anupam Agarwal

/s/ Mark Rankin	Director	September 17, 2024
Mark Rankin